Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form S-1-A-2 of our report dated March 31, 2021, relating to the consolidated financial statements of Ideanomics, Inc. as of and for the year ended December 31, 2020 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC
Certified Public Accountants
Lakewood, CO
December 5, 2022